Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Juan Carlos Mas, President and Chief Executive Officer of Neff Rental LLC (the “Registrant”) and Mark Irion, Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge:

1.                                       the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2006, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;

2.                                       The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.

	By:	/s/ JUAN CARLOS MAS
Juan Carlos Mas
Chief Executive Officer

	By:	/s/ MARK IRION
Mark Irion
Chief Financial Officer

Date: March 26, 2007